AMENDMENT NO.  2 TO SUBADVISORY AGREEMENT


		This AMENDMENT NO. 2 TO SUBADVISORY
AGREEMENT (the "Amendment") is effective as of December
18, 2006 by and between AIG SUNAMERICA ASSET
MANAGEMENT CORP. (formerly known as SunAmerica Asset
Management Corp.), a Delaware corporation (the "Adviser"), and
AIG GLOBAL INVESTMENT CORP., a New Jersey corporation (the "Subadviser").

	WITNESSETH:

	WHEREAS, the Adviser and Seasons Series Trust, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust; and pursuant to which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and

	WHEREAS, the Adviser and Subadviser are parties to that certain Subadvisory Agreement dated December 10, 2001 and
Amendment No. 1 dated February 14, 2005 (the "Subadvisory
Agreement"), with respect to the Trust; and

       WHEREAS, the parties wish to amend the Subadvisory
Agreement as set forth below.

	NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto as follows:

	1.	Schedule A to the Subadvisory Agreement is hereby
amended to reflect the addition of the Core Bond Component for the Diversified Fixed Income Portfolio (the "Portfolio") of the Trust and the new fee schedule with respect to the Portfolio. The revised Schedule A is also attached hereto.

Portfolio(s)
Annual Fee
(as a percentage of the
average
daily net assets the
Subadviser
manages in the Portfolio


Diversified Fixed Income
Portfolio

--- U.S. Government Index
Component
0.12%	on first $500 million
0.08%	over $500 million


--- Core Bond Component
0.25%	on first $200 million
0.20%	on next $300 million
0.15%	over $500 million



Subadviser shall manage the assets of the above-referenced components of the Portfolio and shall be compensated as noted above.

	2.	Counterparts.  This Amendment may be executed in two or more counterparts,each of which shall be an original and all of which together shall constitute one instrument.

	3.	Full Force and Effect.  Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants,and conditions of the Subadvisory Agreement shall remain unchanged and shall continue to be in full force and effect.

	4.	Miscellaneous.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.

	IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.


AIG SUNAMERICA ASSET
MANAGEMENT CORP.
AIG GLOBAL INVESTMENT CORP.


By: /s/ PETER A. HARBECK
Name:	Peter A. Harbeck
Title:	President and Chief Executive Officer
By: /s/ RAPHAEL A. DAVIS
Name:    Raphael A. Davis
Title:      Managing Director




Schedule A

Effective December 18, 2006

Portfolio(s)
Annual Fee
(as a percentage of the average
daily net assets the Subadviser
manages in the Portfolio)


Large Cap Value Portfolio
0.10%	on first $500 million
0.03%	over $500 million


Large Cap Growth Portfolio
0.10% on first $500 million
0.03%	over $500 million


Large Cap Composite	 Portfolio
0.05% on first $500 million
0.03%	over $500 million


Mid Cap Growth Portfolio
0.10% on first $500 million
0.03%	over $500 million


Mid Cap Value Portfolio
0.10%	on first $500 million
0.03%	over $500 million


Small Cap Portfolio
0.07%	on first $500 million
0.03%	over $500 million


International Equity Portfolio
0.15%	on first $500 million
0.05%	over $500 million


Diversified Fixed Income Portfolio

--- U.S. Government Index Component
0.12%	on first $500 million
0.08%	over $500 million

--- Core Bond Component
0.25%	on first $200 million
0.20%	on next $300 million
0.15%	over $500 million


Strategic Fixed Income Portfolio
0.45%	on first $200 million
0.35%	on next $300 million
0.30%	over $500 million


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